UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 8, 2004

MANPOWER INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 North Ironwood Road Milwaukee, Wisconsin	53217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(414) 961-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information included pursuant to Item 2.03 is incorporated under this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement

As of October 8, 2004, in connection with our entry into the new revolving credit agreement described in Item 2.03 hereof, we terminated our $450.0 million five-year revolving credit facility with the banks, financial institutions and other lenders signatory thereto and Citibank, N.A. The prior credit facility would have expired on December 3, 2006. The material terms and conditions of the prior credit facility were substantially similar to the material terms and conditions of the new revolving credit agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On October 8, 2004, we entered into a new $625.0 million revolving credit agreement with a syndicate of commercial banks, including Citibank, N.A. as agent for the lenders, that expires in October 2009. This new agreement replaces our $450.0 million five-year revolving credit facility and $200.0 million 364-day revolving credit facility. Amounts borrowed under the $450.0 million five-year facility have been transferred to this new facility.

The new revolving credit agreement allows for borrowings in various currencies and up to $150.0 million may be used for the issuance of stand-by letters of credit.

The interest rate and facility fee on the new agreement, as well as the issuance fee paid for the issuance of letters of credit on the facility, vary based on our public debt ratings and borrowing level. The current interest rate is LIBOR plus .675% and the facility and issuance fees are .20% and .675%, respectively.

The new agreement contains customary restrictive covenants pertaining to our and our subsidiaries’ management and operations, including limitations on the amount of subsidiary debt that we may incur and limitations on our ability to pledge assets, as well as financial covenants, including covenants requiring, among other things, that we comply with a Debt-to-EBITDA ratio of less than 3.25 to 1 and a Fixed Charge Ratio of greater than 2.00 to 1. The new revolving credit agreement also contains customary events of default, including, among others, payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy or involuntary proceedings, certain monetary and non-monetary judgments, change of control and customary ERISA defaults.

Item 9.01. Exhibits.

Exhibit No.	Description
10.1	Five-Year Credit Agreement Dated as of October 8, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWER INC.

Dated: October 14, 2004	By:	/s/ Michael J. Van Handel
Michael J. Van Handel
Executive Vice President, Chief Financial
Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Five-Year Credit Agreement Dated as of October 8, 2004